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www.KilpatrickStockton.com

May 20, 2005

James River Coal Company
901 E. Byrd Street, Suite 1600
Richmond, Virginia 23219

Re:	Form S-1 Registration Statement

Gentlemen:

We have acted as counsel to James River Coal Company, a Virginia corporation (the “Company”) and each subsidiary of the Company listed on Annex A attached hereto (the “Guarantors”) in connection with the Registration Statement filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, on Form S-1, File No. 333-124147 (the “Registration Statement”).

The Registration Statement relates to the registration by the Company of up to 4,025,000 shares of its common stock, $.01 par value per share (the “Shares”) and up to an aggregate principal amount of $150,000,000 of its Senior Notes Due 2012 (the “Notes”) to be sold to the underwriters named in the Registration Statement (the “Underwriters”), for resale by them to the public. Of the Shares, 1,500,000 shares are to be sold by the Company (the “Company Shares”), 2,000,000 shares are to be sold by the selling shareholders identified in the Registration Statement (the “Selling Shareholder Shares”), and an additional 525,000 shares are subject to an over-allotment option granted to the Underwriters by the Company (the “Over-Allotment Shares”). The Indenture (the “Indenture”), by and among the Company, the Guarantors and U.S. Bank National Associat ion, as Trustee (the “Trustee”), provides for the guarantee of the Notes by each of the Guarantors to the extent set forth therein (the guarantees of the Guarantors are referred to herein as “Guarantees”). Capitalized terms used but not defined herein shall have the meanings set forth in the Indenture.

We have examined the Registration Statement and the exhibits thereto and have reviewed the originals or copies of such documents, corporate records, certificates of public officials and officers of the Company and the Guarantors, and other instruments related to the authorization and issuance of the Shares and the Notes, as we have deemed relevant or necessary for the opinions expressed herein. During the course of such examination and review and in connection with this opinion, we have assumed the accuracy and completeness of all documents and records that we have reviewed, the genuineness of all signatures, the legal capacity of all natural persons, the due authority of the parties signing such documents, the authenticity of the documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or reproduced copies. We have also a ssumed that the Indenture is the valid and legally binding obligation of the Trustee.

As to certain factual matters relevant to the opinions expressed herein, we have relied conclusively upon originals or copies, certified or otherwise identified to our satisfaction, of such records, agreements, documents and instruments, including certificates or comparable documents of officers of the Company, the Guarantors, the Trustee, the selling shareholders identified in the Registration Statement or their representatives, and of public officials, as we have deemed appropriate as a basis for the opinions hereinafter set forth. Except to the extent expressly set forth herein, we have made no independent investigations with regard to matters of fact, and, accordingly, we do not express any opinion as to matters that might have been disclosed by independent verification.

ATLANTA    AUGUSTA    CHARLOTTE    LONDON    NEW YORK    RALEIGH    STOCKHOLM    WASHINGTON    WINSTON-SALEM

James River Coal Company
May 20, 2005

Based upon the foregoing, and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

(1)	when the Registration Statement becomes effective:

(A)	when duly executed on behalf of the Company, authenticated by the Trustee and delivered in accordance with the terms of the Indenture and as contemplated by the Registration Statement, the Notes and the Guarantees will constitute valid and binding obligations of the Company and each of the Guarantors, respectively, enforceable against the Company and each of the Guarantors, respectively, in accordance with their terms, except to the extent that the enforcement thereof may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors (including, without limitation, the effect of statutory or other laws regarding preferential transferees), and (ii) general equitable principles (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding at law or in equity); and

(B)	when sold by the Company as contemplated by the Registration Statement, and provided no stop order shall have been issued by the Commission relating thereto, the Company Shares and Over-Allotment Shares will be legally issued, fully paid and nonassessable, and

(2)	the Selling Shareholder Shares are legally issued, fully paid and nonassessable.

We express no opinion as to (i) the effectiveness of (A) any waiver (whether or not stated as such) under the Indenture, or any consent thereunder relating to, any unknown future rights or the rights of any party thereto existing, or duties owing to it, as a matter of law; (B) any waiver (whether or not stated as such) contained in the Indenture of rights of any party, or duties owing to it, that is broadly or vaguely stated or does not describe the right or duty purportedly waived with reasonable specificity; (C) any provisions of the Indenture that may be construed as penalties or forfeitures; or (D) any covenants (other than covenants relating to the payment of principal, interest, premium, indemnities and expenses) in the Indenture to the extent they are construed to be independent requirements as distinguished from conditions to the declaration or occurrence of a default or any event of default; (ii) the e ffect on the enforceability of the Guarantees against the Guarantors of any facts or circumstances that would constitute a defense to the obligation of a surety, unless such defense has been waived effectively by the Guarantors; or (iii) the validity, binding effect or enforceability of any provision of the Indenture related to choice of governing law to the extent that the validity, binding effect or enforceability of any such provision is to be determined by any court other than a court of the State of New York or a federal district court sitting in the State of New York, in each case, applying the choice of law principles of the State of New York.

Our examination of matters of law in connection with the opinions expressed herein has been limited to, and accordingly our opinions expressed herein are limited to, the laws of the State of New York, the laws of the Commonwealth of Virginia, and the General Corporation Law of the State of Delaware (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting the foregoing). We express no opinion with respect to the laws of any other jurisdiction or, in the case of Delaware, any other laws.

This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in law that occur that could affect the opinions contained herein.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name in the “Legal Matters” section of the Prospectuses constituting a part of the Registration Statement, and any amendments thereto.

Sincerely,

KILPATRICK STOCKTON LLP

By:	/s/ David A. Stockton
David A. Stockton, a partner

ANNEX A

BDCC Holding Company, Inc.
Bell County Coal Corporation
Bledsoe Coal Corporation
Bledsoe Coal Leasing Company
Bledsoe Processing Company
Blue Diamond Coal Company
Blue Diamond Coal Export Co.
Eolia Resources, Inc.
Hignite Processing Company
James River Coal Sales, Inc.
James River Coal Service Company
Johns Creek Coal Company
Johns Creek Elkhorn Coal Corporation
Johns Creek Processing Company
Leatherwood Processing Company
Leeco, Inc.
Leeco Processing Company
McCoy Elkhorn Coal Corporation
Pike County Resources, Inc.
Primary Energies Corporation
Shamrock Coal Company, Incorporated

ATLANTA    AUGUSTA    CHARLOTTE    LONDON    NEW YORK    RALEIGH    STOCKHOLM    WASHINGTON    WINSTON-SALEM